UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2018

_______________________________________________________________

COSMOS GROUP HOLDINGS INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-55793	22-3617931
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Rooms 1705-6, 17th Floor, Tai Yau Building,

No. 181 Johnston Road

Wanchai, Hong Kong

(Address of principal executive offices) (Zip Code)

+852 3643 1111
(Registrant’s telephone number, including area code)

____________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Effective January 20, 2018, we, through COSG Car International Limited, our wholly owned subsidiary, entered into a Car Rental Collaboration Agreement (the “Car Rental Collaboration Agreement”) with Foshan YY Car Rental Limited (“YY”), a vehicle sales and leasing company. Pursuant to the Car Rental Collaboration Agreement, YY agreed to lease to third parties vehicles provided by COSG and its customers. In consideration, YY and COSG shall share leasing revenue upon transaction specific terms. The collaboration expires February 19, 2021, unless it is renewed on or before January 18, 2021.

Huan-Ting Peng, our Chief Operating Officer, owns approximately 51%of YY and is an officer and executive director of YY.

The foregoing descriptions of the Car Rental Collaboration Agreement is qualified in its entirety by reference to such agreement, an English translation of which has been provided by COSG and is filed as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Car Rental Collaboration Agreement dated January 20, 2018, by and between COSG Car International Limited and Foshan YY Car Rental Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COSMOS GROUP HOLDINGS INC.
Dated: April 17, 2018

	By:	/s/ Koon Wing Cheung
Koon Wing Cheung
Chief Executive Officer